UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2017

REX AMERICAN RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-09097	31-1095548
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

7720 Paragon Road, Dayton, Ohio	45459
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (937) 276-3931

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

The annual meeting of shareholders of REX American Resources Corporation was held on June 13, 2017, at which the following matters were submitted to a vote of shareholders. Final voting results are shown below.

1. Election of eight directors. The shareholders elected each of the eight nominees to the Board of Directors for a one year term by a majority of votes cast.

Nominee	For	Against	Abstain	Broker Non-Votes

Stuart A. Rose	4,997,534	487,837	2,909	0
Lawrence Tomchin	5,355,709	129,372	3,199	0
Edward M. Kress	4,573,312	911,769	3,199	0
Charles A. Elcan	4,930,428	554,767	3,085	0
David S. Harris	4,939,528	545,667	3,085	0
Mervyn L. Alphonso	5,065,138	419,943	3,199	0
Lee Fisher	5,281,083	203,988	3,209	0
Zafar Rizvi	5,208,380	276,732	3,168	0

2. Advisory vote on executive compensation.

For	Against	Abstain	Broker Non-Votes

5,369,548	107,688	11,044	0

3. Advisory vote on the frequency of the advisory vote on executive compensation.

3 Years	2 Years	1 Year	Abstain	Broker Non-Votes

923,885	3,728	4,554,816	5,851	0

In light of the voting results as to the frequency of the advisory vote on executive compensation, REX has decided that it will include a shareholder advisory vote on executive compensation in its proxy materials every year. REX is required to hold an advisory vote on frequency at least once every six years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REX AMERICAN RESOURCES CORPORATION

Date: June 14, 2017	By:	/s/ DOUGLAS L. BRUGGEMAN
Name: Douglas L. Bruggeman
Title: Vice President-Finance, Chief Financial Officer and Treasurer

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